Exhibit 10.2.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

WHEREAS, Capsource Financial, Inc. (“CapSource”) and Steven E. Reichert (“Executive”) have entered into an Employment Agreement dated December 10, 2000 (“Employment Agreement”);

WHEREAS, the parties jointly desire to modify certain terms of the Employment Agreement;

NOW THEREFORE, for good and valuable consideration the sufficiency of which is acknowledged, the parties agree as follows.

1.	Section 2 (2) is hereby amended to read:

2) Executive’s seventieth (70) birthday whichever is earlier (“Term of Employment”)

2.	Section 8(g)(i) is hereby modified to read:

(i) at his election the Executive shall receive a lump sum in cash of Two Hundred and Fifty Thousand Dollars ($250,000) and any applicable incentive compensation payments which would have bee payable to him during the Term of Employment had his employment not been terminated and without discount by reason of early payment; or continuing twice monthly salary until Executive has been paid Two Hundred and Fifty Thousand Dollars ($250,000) plus any applicable incentive compensation payments;

3.	The following section is added to and made a part of the Employment Agreement:

Executive shall devote substantially full time, attention, knowledge, and skill solely and exclusively to the business and interests of Employer, and Employer shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of Executive. Executive expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Employer’s business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of Executive to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

4.	The following section is added to and made a part of the Employment Agreement;

Executive will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of employer, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

5.	The following section is added to and made a part of the Employment Agreement:

The Executive shall not, at any times during the period hereof, and for six months (6) year from the date of his voluntary termination of this Agreement, directly or indirectly engage in, or become involved in, any competitive or similar business as that of the Employer.

6.	All other terms of the Employment Agreement shall remain in full force and effect.

7.            This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Amendment No. 1 to the Employment Agreement as of the 21st day of April, 2006.

CAPSOURCE FINANCIAL, INC.	EXECUTIVE

/s/ Randolph M. Pentel By: Randolph M. Pentel Chairman	/s/ Steven E. Reichert Steven E. Reichert